UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2010
AMERICAN REPROGRAPHICS COMPANY
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 949-5100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Arrangements of Certain Officers.
2010 Voluntary Temporary Base Salary Reductions
On March 16 and March 18, 2010, in connection with continued cost reduction initiatives, American Reprographics Company entered into amendments to the Executive Employment Agreements with each of Kumarakulasingam Suriyakumar, President and Chief Executive Officer; Jonathan R. Mather, Chief Financial Officer; Rahul K. Roy, Chief Technology Officer; and Dilantha Wijesuriya, Senior Vice President — National Operations, pursuant to which each such officer has agreed to a voluntary temporary 10% reduction in base salary in fiscal year 2010.
The foregoing summary of the amendments to the Executive Employment Agreements is not a complete description of the terms of such amendments and is qualified by reference to the full text of such amendments, which are attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Fifth Amendment to Executive Employment Agreement, dated March 18, 2010, by and between American Reprographics Company and Kumarakulasingam Suriyakumar

10.2	Third Amendment to Executive Employment Agreement, dated March 16, 2010, by and between American Reprographics Company and Jonathan R. Mather

10.3	Fourth Amendment to Executive Employment Agreement, dated March 16, 2010, by and between American Reprographics Company and Rahul K. Roy

10.4	Second Amendment to Executive Employment Agreement, dated March 16, 2010, by and between American Reprographics Company and Dilantha Wijesuriya

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2010	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ KUMARAKULASINGAM SURIYAKUMAR
Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Amendment to Executive Employment Agreement, dated March 18, 2010, by and between American Reprographics Company and Kumarakulasingam Suriyakumar

10.2	Third Amendment to Executive Employment Agreement, dated March 16, 2010, by and between American Reprographics Company and Jonathan R. Mather

10.3	Fourth Amendment to Executive Employment Agreement, dated March 16, 2010, by and between American Reprographics Company and Rahul K. Roy

10.4	Second Amendment to Executive Employment Agreement, dated March 16, 2010, by and between American Reprographics Company and Dilantha Wijesuriya